UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

PANERA BREAD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-19253	04-2723701
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3630 South Geyer Road, Suite 100 St. Louis, MO		63127
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 314-984-1000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 30, 2012, Panera Bread Company (the “Company”) entered into a credit agreement (the “Credit Agreement”), by and among the Company, as borrower, Bank of America, N.A. (“Bank of America”), as administrative agent, swing line lender and L/C issuer, and each lender from time to time party thereto. The Credit Agreement provides for an unsecured revolving credit facility of $250 million and provides that the Company may select the interest rates under the credit facility equal to (1) LIBOR plus the “Applicable Rate” for LIBOR loans (which is an amount ranging from 1.00% to 2.00% depending on the Company's consolidated leverage ratio) or (2) the “Base Rate” (which is defined as the higher of the Bank of America prime rate, the Federal funds rate plus 0.50%, or LIBOR plus 1.00%) plus the “Applicable Rate” for Base Rate loans (which is an amount ranging from 0.00% to 1.00% depending on the Company's consolidated leverage ratio). The Company's obligations under the credit facility are guaranteed by certain of its direct and indirect subsidiaries. The Credit Agreement also allows the Company from time to time to request that the credit facility be further increased by an amount not to exceed, in the aggregate, $150 million, subject to the arrangement of additional commitments with financial institutions acceptable to the Company and Bank of America.
The Credit Agreement contains customary representations and warranties, as well as affirmative and negative covenants. The negative covenants include restrictions on liens, investments in foreign subsidiaries, indebtedness of subsidiaries of the Company, fundamental changes, dispositions, restricted payments, change in nature of business, transactions with affiliates and burdensome agreements. The Credit Agreement contains various financial covenants that, among other things, require the maintenance of certain leverage and fixed charges coverage ratios. The credit facility will become due on November 30, 2017, subject to acceleration upon certain specified events of defaults, including breaches of representations or covenants, failure to pay other material indebtedness or a change of control of the Company, as defined in the Credit Agreement. The Company expects to use the credit facility for general corporate purposes. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference as if fully set forth herein. The description of the Credit Agreement set forth above is qualified in its entirety by reference to the full text of the Credit Agreement filed herewith.

Item 1.02.	Termination of a Material Definitive Agreement.
Also on November 30, 2012, the Company terminated its existing amended and restated credit agreement, dated March 7, 2008, by and among the Company, Bank of America, as administrative agent, swing line lender and L/C issuer, and each lender party thereto, the term of which was otherwise scheduled to expire on March 7, 2013.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in “Item 1.01. Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K related to the Company's entry into the Credit Agreement, is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
10.1
Credit Agreement, dated as of November 30, 2012, by and among Panera Bread Company, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the each lender party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANERA BREAD COMPANY

Date:	December 4, 2012	By:	/s/ WILLIAM W. MORETON
		Name:	William W. Moreton
		Title:	President and Co-Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit
10.1
Credit Agreement, dated as of November 30, 2012, by and among Panera Bread Company, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the each lender party thereto.

Exhibit 10.1
CREDIT AGREEMENT